UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2019
HighPoint Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-222275	82-3620361
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado		80202
(Address of principal executive office)		(Zip Code)

(303) 293-9100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of the Security Holders.

At the Company’s annual meeting of shareholders held on May 1, 2019, the results of the balloting were as follows:

Election of directors to our Board of Directors to hold office until the annual meeting of shareholders to be held in the year 2020 and thereafter until their successors are duly elected and qualified.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark S. Berg	169,349,508	10,429,863	20,591,121
Scott A. Gieselman	171,170,117	8,609,254	20,591,121
Craig S. Glick	171,152,616	8,626,755	20,591,121
Andrew C. Kidd	176,837,817	2,941,557	20,591,121
Lori A. Lancaster	177,459,444	2,319,927	20,591,121
Jim W. Mogg	176,794,056	2,985,315	20,591,121
William F. Owens	174,932,170	4,847,201	20,591,121
Edmund P. Segner, III	176,958,218	2,821,153	20,591,121
Michael R. Starzer	171,165,004	8,614,367	20,591,121
Randy I. Stein	176,721,173	3,058,198	20,591,121
Michael E. Wiley	176,857,519	2,921,852	20,591,121
R. Scot Woodall	176,930,530	2,848,841	20,591,121

Proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”).

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
168,667,812	2,451,046	8,660,512	20,591,122

Ratification of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
199,542,828	808,733	18,931	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 1, 2019	HIGHPOINT RESOURCES CORPORATION

		By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel; and Secretary